Exhibit 99.1

EXL announces appointment of Patrick Geraghty to Board of Directors

NEW YORK, Oct. 20, 2025 - EXL [NASDAQ: EXLS], a global data and AI company, announced that Patrick “Pat” Geraghty, a seasoned chief executive with a strong record of innovation across the healthcare industry, has been appointed to EXL’s Board of Directors as an independent director effective October 20, 2025. Geraghty will be a member of the board’s audit and nominating and governance committees.

Chairman and Chief Executive Officer Rohit Kapoor said, “We are delighted to welcome Pat to the board. His years of experience leading large healthcare payer organizations will provide us with invaluable insights and perspectives as we continue to rapidly support our clients’ needs. Pat also brings highly relevant experience in achieving significant transformation through investments in technology and AI.”

“Pat is an accomplished leader with more than 40 years’ experience in healthcare insurance with a strong track record of success,” said Vikram S. Pandit, lead independent director of the board of EXL. “We look forward to the insights and contributions Pat will bring to the board and leadership team as the company continues to execute on its data and AI growth strategy.”

“I'm truly excited to join the EXL board,” said Geraghty. “EXL’s transformation to an innovative data and AI company has resulted in consistent industry-leading double-digit growth. I believe embedding AI in the workflow will be a game changer in transforming business and generating improved outcomes with significant return on investment. I look forward to working with the board and management team to drive continued momentum and growth in data and AI.”

Geraghty most recently served as the President and Chief Executive Officer for GuideWell, a leading healthcare insurer in the U.S. serving more than 45 million people. During his 14 years of leadership, Geraghty scaled and diversified the company, taking it from an $8 billion annual revenue single provider to a $32+ billion annual revenue company that is one of the leading, and largest, diversified health solutions providers. He also led the effort to develop a cutting-edge AI platform currently used by all GuideWell employees, as he worked to reposition the workforce for the future. Prior to GuideWell, Geraghty was chief executive officer of Blue Cross Blue Shield of Minnesota, the state’s largest health plan, where he turned the organization from operating losses to significant profitability in just a few years. He is currently the Chair of America's Health Insurance Plans (AHIP), the national trade association representing the health insurance industry, and he has played an active leadership role with the Blue Cross Blue Shield Association. Geraghty has also held leadership roles within the National Institute for Health Care Management (NIHCM).

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About EXL

EXL (NASDAQ: EXLS) is a global data and AI company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and capital markets, retail, communications and media, and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have approximately 61,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

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Keith Little

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